UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 28, 2011

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, PRC
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On October 28, 2011, QKL Stores Inc. (the “Company) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”).  Nasdaq indicated in its letter that as a result of the resignation of Mr. Gary Crook from the Company’s Board of Directors, effective October 21, 2011, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

The Company had provided Nasdaq with notice of such non-compliance with Listing Rule 5605 in a letter dated October 24, 2011.  The Company intends to fill the vacancy on its board of directors  no later than the earlier of the Company’s next annual shareholders’ meeting or October 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Tsz-Kit Chan
Title: Chief Financial Officer

Date: November 3, 2011